Exhibit (h)3.5

Money Market Fund

Advisory Fee Waiver

11/18/09 to 2/28/11

November 18, 2009

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

909 A Street

Tacoma, WA 98402

Re:	Russell Investment Company Money Market Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”), as adviser to Russell Investment Company (“RIC”), agrees to waive, until February 28, 2011, 0.15% of its 0.20% advisory fee for the Money Market Fund.

This agreement (1) supersedes any prior waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after February 28, 2011, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:
Greg J. Stark President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson Treasurer

Post-Merger TA Fee Waivers

November 17, 2009

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

909 A Street

Tacoma, WA 98402

Dear Mr. Swanson:

Russell Fund Services Company (“RFSC”), as transfer agent to Russell Investment Company (“RIC”), agrees to waive, at least through February 28, 2011, a portion of its transfer agency fees for certain Classes of certain RIC Funds as set forth in the table below.

Fund* and Class	Amount Waived
Russell Money Market Fund – Class A	0.01%
Russell Money Market Fund – Class S	0.12%

This waiver (1) supersedes any prior transfer agency waiver arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RFSC’s option, continue after February 28, 2011, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL FUND SERVICES COMPANY

By:
Greg J. Stark President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson Treasurer